UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2025

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2025, the board of directors (the “Board”) of Alkami Technology, Inc. (the “Company”) appointed Susanna Morgan to the Board, effective July 23, 2025. Ms. Morgan will serve as a Class III director with a term expiring at the Company’s Annual Meeting of Stockholders in 2027.

Ms. Morgan has served as the Board Member and Audit Committee Chair of Payoneer, a FinTech company that provides business payment solutions, and as a Board Member of Mixpanel, a product analytics platform, since 2023. Additionally, Ms. Morgan served as the Chief Financial Officer of Remitly Global Inc. (NASDAQ: RELY), a mobile-first provider of remittances and financial services for immigrants, from 2018 to 2022. From 2015 to 2018, Ms. Morgan served as SVP, Finance & Investor Relations of Apptio (NASDAQ: APTI - subsequently acquired by Vista), a leading provider of technology business management applications. Prior to joining Apptio, Ms. Morgan was SVP and Global Head of Financial Planning & Analysis at Concur (NASDAQ: CNQR), a travel and expense SaaS company.

The Board also appointed Ms. Morgan to serve on its Audit Committee. The company determined that Ms. Morgan is an independent director and qualifies as an "audit committee financial expert" according to relevant regulations and listing standards. Ms. Morgan will receive the same fees for her services as the Company’s other independent directors, which fees were disclosed in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, and will enter into the Company’s standard Indemnification Agreement, which is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

In connection with her appointment, Joseph Payne will move from serving on the Audit Committee of the Board to serving on the Information Systems Audit Committee of the Board and Brian R. Smith will step down from his service on the Information Systems Audit Committee of the Board.

The appointment of Ms. Morgan to the Board is the culmination of work performed by the Nominating and Corporate Governance Committee of the Board (the “Committee”). The Committee conducted a formal search for director candidates and considered recommendations from the Board members and management of the Company. Ms. Morgan was recommended by the Committee to the Board after a thorough review of these candidates’ backgrounds, relevant experience and professional and personal reputations.

In connection with the changes described above and the appointment of Ms. Morgan to the Board, the Board increased its size to 9 directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alkami Technology, Inc.

Date:	June 30, 2025	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer